UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 10, 2025

Legacy Education Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42283	84-5167957
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

701 W Avenue K, Suite 123

Lancaster, CA 93534

(Address of principal executive offices, including ZIP code)

(661) 940-9300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	LGCY	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 10, 2025, the Board of Directors (the “Board”) of Legacy Education Inc. (the “Company”) increased the size of the Board from four (4) members to six (6) members and appointed Zwade J. Marshall and Janis L. Paulson as members of the Board to fill the newly created vacancies.

In addition, Mr. Marshall was appointed chair of the Company’s compensation committee and member of the Company’s nominating and corporate governance committee, effective as of September 10, 2025. Ms. Paulson was appointed chair of the Company’s nominating and corporate governance committee andmember of the Company’s audit committee and compensation committee, effective as of September 10, 2025.

Mr. Marshall and Ms. Paulson’s ongoing annual compensation will be consistent with that provided to the Company’s other non-employee directors.

There is no arrangement or understanding between either Mr. Marshall and/or Ms. Paulson and any other persons pursuant to which Mr. Marshall and/or Ms. Paulson were selected as directors. There are no related party transactions involving either Mr. Marshall and/or Ms. Paulson that are reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2025	Legacy Education Inc.

/s/ LeeAnn Rohmann
LeeAnn Rohmann
Chief Executive Officer